UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2007

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31456		06-0984624
(Commission File Number)		(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On May 30, 2007, Mortimer B. Fuller III resigned as the Chief Executive Officer of Genesee & Wyoming Inc. (the “Company”), effective June 1, 2007. Mr. Fuller continues to serve as Chairman of the Board of Directors of the Company (the “Board”) and was appointed to the position of Executive Chairman of the Company, as set forth below.

Appointment of Officers

Mortimer B. Fuller III Appointed as Executive Chairman of the Company

On May 30, 2007, the Board appointed Mortimer B. Fuller III to serve as Executive Chairman of the Company, effective June 1, 2007. Mr. Fuller, age 65, has served as a director of the Company since 1973 and has served as Chairman of the Board since 1977. From 1977 to May 2007, Mr. Fuller served as Chief Executive Officer of the Company, and from 1977 to October 1997, he served as President of the Company. Mr. Fuller continues to serve as Chairman of the Board. Mr. Fuller also serves as a member on the board of directors of the Association of American Railroads. In connection with Mr. Fuller’s appointment as Executive Chairman of the Company, the Company entered into an employment agreement with Mr. Fuller, dated May 30, 2007, a summary of which is set forth below.

John C. Hellmann Appointed as Chief Executive Officer of the Company

Also on May 30, 2007, the Board appointed John C. Hellmann to serve as Chief Executive Officer of the Company, effective June 1, 2007. Mr. Hellmann, age 37, has served as President of the Company since May 2005 and will continue to serve in this capacity. Mr. Hellmann has served as a director of the Company since June 2006. From January 2000 to May 2005, Mr. Hellmann served as Chief Financial Officer of the Company. Mr. Hellmann also serves as a member on the board of directors of Heating Oil Partners Income Fund.

Compensation Decisions

In connection with the appointment of Mortimer B. Fuller III as Executive Chairman and John C. Hellmann as Chief Executive Officer (collectively, the “Executives”), and based upon the advice of its compensation consultant and outside legal counsel, the Compensation Committee of the Board (the “Compensation Committee”) adopted certain changes to the Executives’ compensation in consideration of their evolving responsibilities. The primary factors considered by the Compensation Committee included the following:

•

The first Chief Executive Officer transition in the past 30 years for the Company deserved significant focus and commitment from both the Executive Chairman and the Chief Executive Officer, as a smooth transition is of substantial benefit to the Company and its subsidiaries.

•

In view of Mr. Fuller’s extensive experience in the railroad business, both domestically and internationally, and his broad perspective on the growth opportunities for the Company’s business, the Company desired to retain Mr. Fuller for a significant portion of his time over the near-to-medium term, and as needed and mutually acceptable beyond that term.

•	Obtaining long-term consulting and non-competition arrangements from Mr. Fuller were important to the continuity and stability of the Company.

•	Prior commitments of the Company to Mr. Fuller (i.e., life insurance obligations) should be honored.

•

The total target compensation of the Chief Executive Officer was intended to be greater than the total target compensation of the Executive Chairman, with the compensation of the Executive Chairman being weighted toward salary compensation and the compensation of the Chief Executive Officer, as the most significant driver of future shareholder value, weighted toward incentive and equity compensation.

The Compensation Committee attempted to reflect these principles in the Executives’ compensation arrangements. In view of the foregoing, Mr. Fuller received only an inflation adjustment to his base salary and a reduction in his Genesee Value Added methodology (“GVA”) bonus target and equity grant value, and Mr. Hellmann received an increase in his base salary, GVA bonus target and equity grant value. Additional information on the Executives’ salary increases and Mr. Fuller’s employment agreement are set forth below.

Approval of 2007 Salary Increases

On May 30, 2007, the Compensation Committee approved the following changes to the base salaries for Messrs. Fuller and Hellmann as a result of their respective new positions within the Company described above:

Principal Position	2007 Base Salary
Mortimer B. Fuller III – Executive Chairman (1)	$665,000
John C. Hellmann – Chief Executive Officer and President	$530,000

(1)	The new 2007 base salary for Mr. Fuller is retroactively effective to January 1, 2007.

Fuller Employment Agreement

On May 30, 2007, the Company entered into an employment agreement with Mr. Fuller (“Employment Agreement”) which commenced on June 1, 2007 and will terminate on December 31, 2009, unless renewed for an additional calendar year upon the mutual agreement of the Company and Mr. Fuller (the “Employment Period”). The following is a summary of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Fuller will serve as Executive Chairman of the Company and report exclusively to the Board. Mr. Fuller will receive an annual base salary of $665,000 for calendar year 2007 (retroactive to January 1, 2007), subject to adjustment for calendar years 2008 and 2009 in accordance with the cost-of-living policies generally applicable to employees of the Company. In addition, Mr. Fuller shall be eligible to earn an annual cash bonus in accordance with, and subject to, the terms of the Genesee Value Added methodology under the Company’s Amended and Restated 2004 Omnibus Incentive Plan (the “Omnibus Plan”). For calendar year 2007, Mr. Fuller’s target annual bonus will be 60% of his base salary and for calendar years 2008 and 2009, his target annual bonus will be 50% of his then annual base salary. During the Employment Period, Mr. Fuller will also be eligible to (i) receive annual grants of equity incentive awards under the Omnibus Plan, subject to the discretion of the Compensation Committee, and perquisites and benefits customarily paid to senior executive officers and (ii) participate in the Company’s benefit plans, as generally applicable to other senior executive officers. The Company has agreed to continue to pay Mr. Fuller, for the 2007 calendar year through the calendar year in which Mr. Fuller attains age 70, subject to certain exceptions, an amount equal to the premiums (including taxes due on the account of such premiums) on life insurance policies currently maintained by the Company for Mr. Fuller.

In the event the Company terminates the employment of Mr. Fuller without “Cause” or Mr. Fuller terminates his employment for “Good Reason” (as such terms are defined in the Employment Agreement), except in cases relating to a change of control of the Company, Mr. Fuller shall be entitled to receive the accrued but unpaid amounts of salary, annual bonus, vacation time and other applicable benefits, and, subject to his execution of a general release of all claims included as Exhibit A to the Employment Agreement, (i) a cash lump sum payment in an amount equal to 300% of his then base salary, (ii) full vesting of all outstanding equity awards to the extent provided for under existing plans and award agreements, provided that any unvested stock award granted on June 2, 2006 as a bonus to Mr. Fuller in connection with the 2006 sale of the Australian Railroad Group Pty. Ltd shall fully vest notwithstanding any contrary provisions in the applicable plan or award agreement, (iii) payment by the Company of all annual premiums (and related taxes due on account of such premiums) for Mr. Fuller’s life insurance coverage until Mr. Fuller attains age 70 and (iv) payment by the Company of all premiums payable with respect to Medicare supplemental insurance for Mr. Fuller and his dependents ending on the third anniversary of the termination date.

Mr. Fuller has agreed, that upon expiration of the Employment Period (and providing there is no early termination), Mr. Fuller shall provide transitional services to the Company at a rate of $10,000 per month as (i) an independent contractor until December 31 of the year in which Mr. Fuller attains age 75 or (ii) upon approval of the Chief Executive Officer of the Company, as an at-will employee of the Company until the earlier of his resignation or the end of calendar year in which Mr. Fuller attains age 72.

Mr. Fuller has further agreed that during the Employment Period and any transitional period and for a period of 2 years from the later of his employment termination date or last day of the transitional period, he shall not, directly or indirectly, compete with the business of, solicit employees of, or induce business relations to cease doing business with, the Company or its subsidiaries. Mr. Fuller shall have those indemnification rights during the Employment Period and following the Employment Period that are available to other current and former officers and directors of the Company.

In consideration for the payments and benefits under the Employment Agreement, Mr. Fuller has agreed to release, and waive claims against, the Company and its subsidiaries arising out of his employment or termination thereof, subject to certain exceptions.

Amendment to 2004 Omnibus Incentive Plan

The Board, on March 30, 2007, and Company’s stockholders, on May 30, 2007, approved an amendment to the Company’s 2004 Omnibus Incentive Plan (the “Original Omnibus Plan”) solely to increase the number of shares of Class A common stock available for the grant of awards under the Original Omnibus Plan by 2,000,000 shares, from 1,687,500 to 3,687,500 shares, as illustrated in the Company’s Amended and Restated 2004 Omnibus Incentive Plan (the “Amended Omnibus Plan”), a copy of which is attached as Annex II to the Company’s Proxy Statement dated and filed with the Securities and Exchange Commission on April 23, 2007 (the “Proxy Statement”). A summary of the terms and conditions of the Amended Omnibus Plan is set forth in the Proxy Statement and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated as of May 30, 2007 by and between Genesee & Wyoming Inc. and Mortimer B. Fuller III, together with Exhibit A (Waiver and General Release Agreement) thereto.

10.2	Amended and Restated 2004 Omnibus Incentive Plan (Incorporated herein by reference to Annex II of the Company’s Definitive Proxy Statement, filed with the SEC on April 23, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

June 5, 2007	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated as of May 30, 2007 by and between Genesee & Wyoming Inc. and Mortimer B. Fuller III, together with Exhibit A (Waiver and General Release Agreement) thereto.

10.2	Amended and Restated 2004 Omnibus Incentive Plan (Incorporated herein by reference to Annex II of the Company’s Definitive Proxy Statement, filed with the SEC on April 23, 2007).